Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Technology Updates Q4 2008 Guidance
Monday, January 26, 2009 4:30 pm ET

Worsening Industry Conditions Impact Results
HAYWARD, Calif., January 26, 2009 /PRNewswire/ -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), today announced that it has revised its previously issued financial outlook for the quarter ending January 2, 2009 to reflect continued deterioration in semiconductor equipment market conditions. The Company’s original Q4’08 guidance of revenue between $47 and $53 million, and loss per share between ($0.10) and ($0.16), has been revised to revenue between $46 and $47 million and loss per share between ($0.20) and ($0.23), on a GAAP basis, inclusive of estimated amortization of intangibles and SFAS 123(R) charges.  These estimates do not include possible year end adjustments such as non-cash goodwill impairment charges and year end tax adjustments. The foregoing are estimates only and subject to review and change in connection with our year end audit.

“Business conditions in the semiconductor equipment sector have continued to deteriorate, as has been reported by many companies. While we see customers taking longer term steps to increase their outsourcing programs in response to this challenging environment, in the short term we are negatively affected by significantly reduced and rescheduled equipment purchases,” said Clarence Granger, Chairman and Chief Executive Officer of Ultra Clean. “We have been and are continuing to significantly cut our operating expenses through headcount reductions, factory closures, factory and office shut downs, and employee furlough programs. We continue to take measures to help us maintain a strong balance sheet and healthy cash position.”

Ultra Clean will release Q4’08 financial results on Tuesday, February 17, 2009 after markets close. The Company will host a conference call to discuss Q4’08 financial results and management's outlook at 2:00 pm PST on Tuesday, February 17, 2009. The call-in number is 888/561-5097 (domestic) and 706/679-7569 (international). A replay of the conference will be available for fourteen days following the call at 800/642-1687 (domestic) and 706/645-9291 (international). The confirmation number for live broadcast and replay is 82608074 (all callers).

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a developer and supplier of critical subsystems for the semiconductor capital equipment, flat panel, solar and medical device industries. Ultra Clean offers its customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Ultra Clean's customers are primarily original equipment manufacturers for the semiconductor capital equipment, flat panel, solar and medical device industries. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward- looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates," "believes," "plan," "expect," "future,"' "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify these forward-looking statements. Forward looking statements included in the press release include estimates made with respect to our fourth quarter revenue and diluted earnings per share. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, our actual results may differ materially from the results predicted or implied by these forward- looking statements. These risks, uncertainties and other factors include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended December 28, 2007 and quarterly report on Form 10-Q for the quarter ended September 26, 2008, filed with the Securities and Exchange Commission. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information future developments or otherwise.